Exhibit 23.2

CONSENT OF KPMG LLP

The Board of Directors

TranSwitch Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” and “Selected Consolidated Financial Data” in the prospectus.

KPMG LLP

Stamford, Connecticut

July 15, 2003